TRACTOR SUPPLY COMPANY APPOINTS NEW SENIOR VICE PRESIDENT, MARKETING

Brentwood, Tennessee, December 16, 2008 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the appointment of John D. Wendler as Senior Vice President, Marketing. Mr. Wendler will oversee all marketing activities for the Company and will report directly to Jim Wright, Chairman, President and Chief Executive Officer.

Mr. Wendler brings over 30 years of marketing experience to his new position at Tractor Supply Company. Most recently, Mr. Wendler worked at Express, a subsidiary of Limited Brands, Inc. where he held the position of Executive Vice President of Marketing and spearheaded their Company’s brand repositioning. While at Express, Mr. Wendler achieved outstanding results by delivering profitable and sustainable growth in comparable-store sales, store traffic, and improved customer purchasing through both in-store and out-of-store marketing. He previously held positions of increasing responsibility at prominent consumer companies such as Saks, Inc., Fruit-of-the-Loom, Inc., Kentucky Fried Chicken Corporation, Wilson Sporting Goods Company, and General Mills, Inc. Mr. Wendler received an M.B.A. from Harvard University and a B.A. from Bowdoin College.

Mr. Wright stated, “We are pleased to welcome John to Tractor Supply Company as he has a proven track record in leading strategic marketing plans. Additionally, we believe his expertise in implementing customer relationship management initiatives, customer loyalty programs and private label brand strategies will be instrumental. As we look to develop and execute new and innovative marketing strategies, we are confident that John’s leadership will help us enhance our overall brand awareness, drive sales and increase our profitability for the long-term.”

About Tractor Supply Company
As of September 27, 2008, Tractor Supply Company operated 834 stores in 44 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and animal products, including items necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck and towing products; and (6) work/recreational clothing and footwear for the entire family.

Forward Looking Statements:

As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, inflation, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general, the ability to increase sales at existing stores, the ability to retain vendors, reliance on foreign suppliers, management of its information systems and the seasonality of the Company’s business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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